UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2007
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 9.01 Financial Statements and Exhibits
As reported by the Company in its Current Report on Form 8-K dated and filed on February 27, 2007, the Company consummated the merger with Inland Retail Real Estate Trust, Inc. (“IRRETI”) and the funding of the joint venture with TIAA-CREF (“TIAA-CREF Joint Venture”) and related financing arrangements associated with the transaction. This Current Report on Form 8-K is being filed to update the pro forma financial information for the year ended December 31, 2006.
On February 27, 2007, the Company and IRRETI consummated the transactions contemplated by the agreement and plan of merger, dated October 20, 2006 (the “Merger Agreement”), among the Company, a subsidiary of the Company and IRRETI. Pursuant to the Merger Agreement, the Company acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the Merger Agreement. As previously announced, the Company elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of the Company, which equates to a 0.021569 common share of the Company. The transaction has a total enterprise value of approximately $6.2 billion, including approximately $3.0 billion of value related to retail centers sold to the TIAA-CREF Joint Venture discussed below.
Immediately prior to the consummation of the transaction contemplated by the Merger Agreement, the Company funded a joint venture with an affiliate of TIAA-CREF that purchased 66 community retail centers from the IRRETI portfolio of assets for approximately $3.0 billion in total asset value. An affiliate of TIAA-CREF contributed 85% of the equity in the joint venture, and an affiliate of the Company contributed 15% of the equity in the joint venture. In addition to its distributions from the joint venture, the Company will receive certain fees for asset management, leasing, property management, development/tenant coordination and an initial acquisition fee. The Company will also earn a promoted interest equal to 20% of the cash flow of the joint venture after the partners have received an internal rate of return equal to 10% on their equity investment.
The consolidated financial statements of IRRETI for the three-year period ended December 31, 2006 were included in the Company’s Current Report on Form 8-K dated and filed on February 27, 2007.

Exhibits and Pro Forma Financial Information (unaudited)
(b)	Pro Forma Financial Information

Unaudited pro forma financial information for the Company is presented as follows:
•	Pro forma condensed consolidated balance sheet at December 31, 2006

•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2006

•	Estimated twelve month pro forma statement of taxable net operating income and operating funds available for the twelve-months ended December 31, 2006

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO PRO FORMA FINANCIAL STATEMENTS
December 31, 2006
(Unaudited)

Condensed Consolidated Balance Sheet as of December 31, 2006	F-2
Condensed Consolidated Statement of Operations for the year ended December 31, 2006	F-11
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available	F-17

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006
(Unaudited and in thousands)
The following unaudited pro forma condensed consolidated balance sheet is presented as if the Company’s merger with IRRETI and the funding of the TIAA-CREF Joint Venture and related financings had occurred on December 31, 2006. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements and notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2006 and of IRRETI for the year ended December 31, 2006 included in the Company’s Current Report on Form 8-K dated and filed on February 27, 2007.
The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at December 31, 2006, assuming the transactions had been completed as set forth above, nor does it purport to represent the Company’s future financial position. The Company intends to account for the merger utilizing the purchase method of accounting. The pro forma adjustments relating to the merger are based on the Company’s preliminary purchase price allocation and certain estimates. The Company engaged an appraiser to perform a valuation of the real estate and certain other assets, the results of which are expected to be available later in 2007. As a result, the amounts included in the pro forma adjustments are preliminary and subject to change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006
(In Thousands)
(Unaudited)

			Pro Forma Adjustments
			(unaudited)
	Company	IRRETI	TIAA-CREF		IRRETI		Company
	Historical	Historical	Joint Venture (a)		Merger (a)		Pro Forma
Assets
Real estate, net	$6,580,869	$3,769,497	$(1,922,443	)(b)	$1,040,297	(b)	$9,468,220
Cash and cash equivalents	28,378	43,931	—		—		72,309
Investments in and advances to joint ventures	291,685	29,351	—		187,178	(c)	508,214
Notes receivable	18,161	—	—		—		18,161
Real estate held for sale	5,324	—	—		—		5,324
Other assets	255,336	393,757	(22,642	)(d)	(128,422	)(d)	498,029

	$7,179,753	$4,236,536	$(1,945,085)		$1,099,053		$10,570,257

Liabilities and Shareholders’ Equity
Unsecured indebtedness:
Fixed rate notes	$2,218,020	$—	$—		$—		$2,218,020
Revolving credit facilities	297,500	100,000	—		236,798	(e)	634,298
Bridge facility	—	—	—		750,000	(f)	750,000

	2,515,520	100,000	—		986,798		3,602,318

Secured indebtedness:
Variable rate term debt	400,000	—	—		150,000	(e)	550,000
Mortgage and other secured indebtedness	1,333,292	2,245,754	(285,611	(g)	(1,517,176	)(g)	1,776,259

	1,733,292	2,245,754	(285,611)		(1,367,176)		2,326,259

Total indebtedness	4,248,812	2,345,754	(285,611)		(380,378)		5,928,577

Accounts payable and accrued expenses	134,781	20,436	—		—		155,217
Dividend payable	71,269	18,255	—		—		89,524
Other liabilities	106,775	64,011	(16,270	)(h)	—		154,516

	4,561,637	2,448,456	(301,881)		(380,378)		6,327,834

Minority equity interest	104,596	—	—		—		104,596
Operating partnership minority interests	17,337	—	—		484,250	(i)	501,587

	4,683,570	2,448,456	(301,881)		103,872		6,934,017

Shareholders’ equity:
Class F - 8.6% cumulative redeemable preferred shares	150,000	—	—		—		150,000
Class G - 8.0% cumulative redeemable preferred shares	180,000	—	—		—		180,000
Class H - 7.375% cumulative redeemable preferred shares	205,000	—	—		—		205,000
Class I - 7.5% cumulative redeemable preferred shares	170,000	—	—		—		170,000
Common shares	10,974	2,639	—		(941	)(j)	12,672
Paid-in-capital	1,959,629	2,411,583	(1,643,204	)(k)	355,042	(k)	3,083,050
Accumulated distributions in excess of net income	(159,615)	(631,099)	—		631,099	(l)	(159,615)
Deferred obligation	12,386	—	—		—		12,386
Accumulated other comprehensive income	7,829	4,957	—		(4,957	)(l)	7,829
Less: Common shares in treasury	(40,020)	—	—		14,938	(m)	(25,082)

	2,496,183	1,788,080	(1,643,204)		995,181		3,636,240

	$7,179,753	$4,236,536	$(1,945,085)		$1,099,053		$10,570,257

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006 (continued)
(Unaudited and in thousands)

(a)	Represents adjustments to record the merger based upon the assumed purchase price of $3.2 billion after adjusting for the sale of approximately $3.0 billion of real estate assets by IRRETI to the TIAA-CREF Joint Venture (see note c). The calculation of the merger acquisition cost is as follows:

Issuance of 11.6 million common shares (1)	$750,000
Merger consideration of $1.50 per share of IRRETI common stock funded through the issuance of 5.7 million of the Company’s common shares (2)	394,057
Borrowings under the Bridge Facility (see note (f))	750,000
Issuance of Preferred Units (see note (i))	484,250
Assumption of secured mortgage indebtedness	446,542
Adjustment to assumed secured mortgage indebtedness to reflect fair value	(3,575)
Borrowings under the Company’s secured term loan	150,000
Assumption of IRRETI’s liabilities	86,432
Borrowings under the Company’s existing revolving credit facility (3)	153,517

Total merger acquisition cost	3,211,223

Borrowings under the Company’s existing revolving credit facility to fund the equity investment in the TIAA-Joint Venture (see note (c))	183,281

$3,394,504

(1)	On February 26, 2007, the Company physically settled its forward sale agreements with three major financial institutions executed on December 4, 2006, by issuing 11.6 million common shares to such institutions. Transaction costs of $4.0 million were paid by the Company as of December 31, 2006 in connection with the execution of the forward sale arrangements and as such are excluded from the proceeds above. Such amounts have been reclassified from other assets to paid-in-capital as a pro forma adjustment at December 31, 2006 (see note (d)).

(2)	The actual number of common shares issued at closing was 5.7 million which equates to a 0.021569 common share of the Company per share of IRRETI common stock in satisfaction of the $1.50 per share merger consideration. The number of common shares issued was based upon a market value issuance price of $69.54 per share. Of the total 5.7 million shares issued to IRRETI stockholders, 0.3 million were issued out of the Company’s treasury shares.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006 (continued)
(Unaudited and in thousands)

(3)	The following represents the estimated transaction costs funded as part of the revolving credit facility borrowing:

Employee termination costs*	$26,637
Investment advisory fees	21,600
Debt assumption and prepayment costs	10,304
Proxy solicitation costs	3,000
Legal, accounting and other acquisition related costs	6,399

$67,940

*	Determined in accordance with EITF 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” and paid at closing.
(b)	Represents the sale of approximately $3.0 billion of IRRETI’s assets to the TIAA-CREF Joint Venture offset by the difference between the historical cost of IRRETI’s remaining assets and the estimated fair market value. The Company engaged an appraiser to perform certain valuations of the real estate assets, the results of which are expected to be available later in 2007. Therefore, the purchase price allocation is preliminary and subject to change.
The formation of the TIAA-CREF Joint Venture and the related acquisition of the remaining assets by the Company is as follows:

Estimated fair market value of the Company acquired real estate assets (including transaction costs of $67.9 million and negative goodwill of $250 million)		$2,887,351
Less: Total historical IRRETI real estate assets	(3,769,497)
Exclude the historical IRRETI assets sold to the TIAA-CREF Joint Venture	1,922,443

		(1,847,054)

Estimated increase in fair value of real estate assets acquired by the Company		$1,040,297

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006 (continued)
(Unaudited and in thousands)
(c)	Represents the funding of the TIAA-CREF Joint Venture that acquired 66 properties from IRRETI in connection with the Company’s merger with IRRETI. The Company’s effective equity interest in the joint venture is 15%. Also includes an estimated fair market value adjustment of an existing IRRETI 20% joint venture interest.
The net increase in investments in and advances to joint ventures is comprised of the following:

Estimated fair market value of joint venture assets	$3,025,538
Less: Issuance of secured financing (1)	(1,516,592)
Less: Fair market value of assumed secured indebtedness	(287,069)

1,221,877
The Company’s ownership interest	15%

Company investment in TIAA-CREF Joint Venture	183,281

Estimated fair market value adjustment of IRRETI unconsolidated joint venture acquired	3,897

$187,178

(1)	Represents the permanent long-term financing obtained by the TIAA-CREF Joint Venture which includes three borrowing components. There is a ten-year mortgage financing with a principal amount of $736,559. This borrowing has a fixed interest rate of approximately 5.5% and matures on March 1, 2017. There is a five-year mortgage financing arrangement with a principal amount of $555,033. This borrowing has a fixed interest rate of approximately 5.5% and matures on March 1, 2012. The last borrowing is a secured revolving credit facility in the amount of $250,000. The principal amount borrowed is $225,000. This borrowing has a variable interest rate of LIBOR plus 65 basis points and matures on February 27, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006 (continued)
(Unaudited and in thousands)
(d)	Represents the net decrease in other assets as follows:

Other Assets:
Elimination of IRRETI’s straight-line rent receivable, net, which arose from the historical straight-lining of rental revenue and was not assigned any value in the allocation of the merger acquisition cost		$(39,745)
Write off of IRRETI’s deferred financing and leasing costs which were not assigned any value in the allocation of the merger acquisition cost		(13,571)
Reclassification of prepaid transaction costs associated with the forward equity agreements to paid-in-capital in connection with the settlement of the agreements (see notes (a)(1) and (k))		(4,000)
Record estimated deferred financing costs associated with the Bridge Facility utilized to fund $750,000 of the IRRETI merger acquisition cost		2,388

		(54,928)
Intangible Assets:
Write off of IRRETI’s intangible assets excluding the value associated with above-market leases, primarily related to historical acquisitions (1)	$(166,150)
Exclude historical IRRETI intangible assets sold to the TIAA-CREF Joint Venture (1)	22,642

		(143,508)
Write off of goodwill recorded by IRRETI in connection with a 2004 business combination		(52,757)
Record estimated intangible assets from the acquisition (2)		122,771

		(73,494)

		$(128,422)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006 (continued)
(Unaudited and in thousands)

(1)	The amount recorded by IRRETI for above-market leases, net, at December 31, 2006 is $14,619 (excluding the value associated with those assets sold to the TIAA-CREF Joint Venture of $22,642). The Company does not have sufficient information to support a significant change in the value for the above-market leases. As a result, until a third party appraisal is obtained, the Company is maintaining the historical values assigned by IRRETI. The Company engaged an appraiser to perform a review of certain leases for purposes of establishing a value associated with both above- and below- market leases, the results of which are expected to be available later in 2007. Therefore, the purchase price allocation is preliminary and subject to change.

(2)	Estimated fair market value of in-place lease values and tenant relationship values associated with the IRRETI acquisition. The initial estimate was based on a preliminary analysis which included experience with prior acquisitions as well as an initial consultation with a third-party appraiser. The Company engaged an appraiser to perform a review of certain leases for purposes of establishing a value associated with these intangible assets, the results of which are expected to be available later in 2007. Therefore, the purchase price allocation is preliminary and subject to change.
(e)	Represents funds drawn on the Company’s existing revolving credit facility and secured term loan (“Term Loan”) to fund the merger acquisition cost, TIAA-CREF Joint Venture equity investment and IRRETI debt prepayment.
(f)	In February 2007, the Company entered into a credit agreement with a major lending institution to borrow $750,000 of the total merger cost (“Bridge Facility”). The Bridge Facility has an initial six-month term with one, three-month extension option. The Company expects it can obtain an additional three-month extension option bringing the total term to 12 months. The Bridge Facility bears interest at LIBOR plus 75 basis points. The Company may subsequently enter into alternate financing arrangements including long-term debt or the potential sale of assets to third parties or equity affiliates, to refinance the Bridge Facility.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006 (continued)
(Unaudited and in thousands)
(g)	Represents the net decrease in secured indebtedness as follows:

Prepayment of IRRETI secured indebtedness	$(1,517,176)
Assumption of historical IRRETI secured indebtedness by the TIAA-CREF joint venture	(285,611)

$(1,802,787)

The remaining IRRETI secured indebtedness assumed, aggregating $442,967 represents the estimated fair market value of the debt. The portfolio includes 52 mortgages with maturities ranging from 2007 to 2028.

(h)	Represents the $16,270 in below-market leases associated with the assets sold to the TIAA-CREF Joint Venture. The IRRETI balance at December 31, 2006 includes $10,333 for below-market leases, net. The Company does not have sufficient information to support a significant change in the value for the below-market leases. As a result, until a third party appraisal is obtained, the Company is maintaining the historical values assigned by IRRETI. The Company engaged an appraiser to perform a review of certain leases for purposes of establishing a value associated with both above- and below-market leases, the results of which are expected to be available later in 2007. Therefore, the purchase price allocation is preliminary and subject to change.

(i)	In February 2007, the Company issued $500,000 of cumulative perpetual preferred partnership units (“Preferred Units”) through a consolidated partnership in a private placement with an institutional investor. The Preferred Units have an increasing floating distribution rate based upon LIBOR. The difference between the carrying amount of the Preferred Units of $484,250 and the stated liquidation (i.e. redemption) amount of $500,000 represents the issuance costs. The Company has the right to redeem the Preferred Units at any time at a redemption price equal to the aggregate liquidation preference of the Preferred Units plus any accumulated unpaid distributions, subject to a discount of up to 3%. The Company may subsequently enter into alternate financing arrangements including long-term debt financing or the potential sale of assets to third parties or equity affiliates, to redeem the Preferred Units.

(j)	To record the stated value, $0.10 per share, for approximately 17.0 million of the Company’s common shares issued ($1,698), net of 0.3 million shares issued out of the Company’s treasury shares and to eliminate the par value of common stock recorded by IRRETI ($2,639).

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2006 (continued)
(Unaudited and in thousands)
(k)	Reflects the net adjustments to paid-in-capital as follows:

Issuance of 11.6 million of the Company’s common shares, net of $4.0 million in transaction costs		$746,000
Issuance of 5.7 million of the Company’s common shares less 0.3 million shares out of treasury based on a payment of $1.50 per share of IRRETI common stock		394,057
Issuance of 0.3 million of the Company’s common shares out of treasury shares		(14,938)
Less: Stated value of the Company’s common shares issued (see note (j))		(1,698)
Elimination of total historical IRRETI paid- in-capital	(2,411,583)
Excludes historical IRRETI paid-in- capital allocated to the TIAA-CREF Joint Venture	1,643,204

		(768,379)

Net increase in paid-in-capital allocated to the Company		$355,042

(1)	Elimination of IRRETI equity accounts consistent with the purchase method of accounting.

(m)	The Company issued 0.3 million of the total 5.7 million shares required to be issued to the IRRETI stockholders out of treasury shares at a cost basis of $53.15 per share.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year ended December 31, 2006
(In thousands, except per share data)
(Unaudited)
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 is presented as if the merger with IRRETI and the funding for the TIAA-CREF Joint Venture and related financings had occurred on January 1, 2006. The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 2006 giving effect to the transactions described above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2006 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”) and of IRRETI included in the Company’s Current Report on Form 8-K dated and filed on February 27, 2007 for the year ended December 31, 2006.
The unaudited pro forma condensed consolidated statements of operations do not purport to represent what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor do they purport to represent the Company’s results of operations for future periods. The Company intends to account for the merger utilizing the purchase method of accounting. The pro forma adjustments relating to the merger are based on the Company’s preliminary purchase price allocation and certain estimates. The Company engaged an appraiser to perform a valuation of the real estate and certain other assets, the results of which are expected to be available later in 2007. As a result, the amounts included in the pro forma adjustments are preliminary and subject to change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(In thousands, except per share data)
(Unaudited)

					Pro Forma Adjustments
					(unaudited)
	Company	IRRETI	Reclassifications	IRRETI	TIAA-CREF		IRRETI		Company
	Historical	Historical	(a)	Adjusted	Joint Venture		Merger		Pro Forma
Revenues from rental properties	$752,570	$492,654	$—	$492,654	$(245,068	)(b)	$—		$1,000,156
Management fee and other fee related income	30,294	—	—	—	—		19,163	(c)	49,457
Other income	35,234	10,687	6,293	16,980	(5,850	)(b)	—		46,364

	818,098	503,341	6,293	509,634	(250,918)		19,163		1,095,977

Operating and maintenance	113,468	73,369	—	73,369	(32,447	)(b)	—		154,390
Real estate taxes	95,620	56,028	—	56,028	(29,855	)(b)	—		121,793
General and administrative	60,679	14,590	—	14,590	—		—	(d)	75,269
Depreciation and amortization	192,219	145,372	—	145,372	(71,344	)(b)	569	(e)	273,921
							7,105	(f)

	461,986	289,359	—	289,359	(133,646)		7,674		625,373

Other income (expense):
Interest income	9,113	—	4,906	4,906	—		—		14,019
Interest expense	(221,525)	(121,419)	—	(121,419)	—		25,065	(g)	(317,879)
Other income (expense)	(446)	13,965	(13,965)	—	50	(b)	—		(396)

	(212,858)	(107,454)	(9,059)	(116,513)	50		25,065		(304,256)

Income before equity in net income of joint ventures, income tax of taxable REIT subsidiaries and franchise taxes, and minority interests	143,254	106,528	(2,766)	103,762	(117,222)		36,554		166,348
Equity in net income of joint ventures	30,337	—	(455)	(455)	—		(829	)(h)	29,053
Income tax of taxable REIT subsidiaries and franchise taxes	2,481	—	—	—	—		—		2,481
Minority interests	(8,453)	—	—	—	—		(58,339	)(i)	(66,792)

Income from continuing operations	167,619	106,528	(3,221)	103,307	(117,222)		(22,614)		131,090
Preferred dividends	(55,169)	—	—	—	—		—		(55,169)

Income applicable to common shareholders from continuing operations	$112,450	$106,528	$(3,221)	$103,307	$(117,222)		$(22,614)		$75,921

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.69								$1.20 (j)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.69								$1.19 (j)

Weighted average number of common shares:
Basic	109,002								126,268

Diluted	109,613								126,879

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006 (continued)
(In thousands, except per share data)
(Unaudited)

(a)	Represents reclassifications of IRRETI historical results to conform to the Company’s financial statement presentation. The IRRETI income applicable to common shareholders from continuing operations of $3,221 represents gain on disposition of real estate.

(b)	Represents the formation of the effective 15% Company owned TIAA-CREF Joint Venture which acquired 66 properties previously consolidated by IRRETI. All historic operating activity for the 66 properties has been eliminated due to the sale of the properties to the TIAA-CREF Joint Venture.

(c)	Estimated management fee, asset management fee and acquisition fee income assumed to be earned by the Company from the TIAA-CREF Joint Venture. The management fee is based upon a contractual rate of 4% of IRRETI historical property revenues from the properties sold to the TIAA-CREF Joint Venture. The asset management fee is based upon a contractual rate of 25 basis points of joint venture equity. The acquisition fee is based upon a contractual rate of 25 basis points of the acquisition value of which the Company only recognizes revenue relating to the outside partner ownership interest of 85%.

(d)	There has been no adjustment to IRRETI’s historical general and administrative expenses. However, Company management believes there will be a reduction in such expenses. There can be no assurance that the Company will be successful in realizing anticipated costs savings.

(e)	To reflect depreciation expense utilizing a 31.5 year life for buildings. Depreciation expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$2,887,351
Less: Non-depreciable real estate assets	(866,205)

Depreciable buildings and improvements	$2,021,146

Depreciation expense based on 31.5 year life	$64,163
Less: Depreciation expense recorded by IRRETI	(63,594)

Depreciation expense adjustment	$569

The allocation of the fair market value of real estate assets between buildings and improvements and non-depreciable real estate, principally land, is preliminary and based upon certain estimates.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006 (continued)
(In thousands, except per share data)
(Unaudited)
(f)	To reflect amortization expense for intangible assets, primarily in-place lease values and tenant relationship values, as follows:

Amortization expense estimated based upon a weighted seven-year life (see note (d)(2) to the pro forma balance sheet)	$17,539
Less: Amortization expense recorded by IRRETI	(10,434)

$7,105

(g)	To reflect the decrease in interest expense as follows:

Eliminate historical interest expense reported by IRRETI	$(121,419)
Record interest expense relating to the Bridge Facility (principal — $750,000)	43,819
Record interest expense associated with the TIAA- CREF Joint Venture investment borrowed under the Company’s revolving credit facility (principal — $183,281)	10,433
Record interest expense on the Company’s revolving credit facility (principal — $153,517)	8,739
Record interest expense on the Company’ Term Loan (principal — $150,000)	8,689
Record interest at fair market value for assumed secured indebtedness (principal — $446,542)	23,979
Amortization of deferred financing costs relating to the Bridge Facility	2,388
Capitalized interest on estimated assumed construction in progress	(1,693)
$(25,065)

Acquisition cost is partially funded by $750,000 in the Bridge Facility borrowing which bears interest at LIBOR plus 75 basis points. Approximately $446,542 of existing secured indebtedness is assumed at a weighted average market interest rate of approximately 5.4%. The remaining estimated funding of $486,798 has been borrowed against the Company’s existing revolving credit facility and Term Loan which bore interest at LIBOR plus 60 basis points and 70 basis points, respectively. The Company may subsequently enter into alternate financing arrangements including long-term debt financing or the potential sale of assets to third parties or equity affiliates, to refinance the above borrowings.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006 (continued)
(In thousands, except per share data)
(Unaudited)
Since the interest rates on the Bridge Facility, revolving credit facility and Term Loan are based on a spread over LIBOR, the rates will periodically change. If the interest rates on the incremental borrowings under these credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense:

Adjustment to interest expense if rate increases 12.5 basis points	$1,484
Adjustment to interest expense if rate decreases 12.5 basis points	$(1,484)
(h)	Represents the estimated equity in net income from the TIAA-CREF Joint Venture. The amount was calculated using the historical property revenues, operating and maintenance expenses, real estate taxes, general and administrative expenses and other income. Depreciation and amortization expense was calculated based upon the estimated fair market value of the related assets and the estimated useful lives. The property management and asset management fees were calculated pursuant to the contractual rates (see note c). Interest expense was calculated based upon the fair market value of the assumed indebtedness and the stated fixed interest rates of the joint venture financing (See note (c)(1) to the pro forma balance sheet). A summary is as follows:

Revenues from operations (historical results)	$250,918
Rental operation expenses	(72,225)
Depreciation and amortization expense	(80,465)
Asset management fee	(3,055)
Interest expense	(100,702)

Net loss	$(5,529)

Company’s proportionate share of net loss	$(829)

Since the interest rate on the TIAA-CREF revolving credit facility is based on a spread over LIBOR, the rate will periodically change (see note (c)(1) to the pro forma balance sheet). If the interest rate on the incremental borrowing under this credit facility increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the TIAA-CREF Joint Venture:

Adjustment to interest expense if rate increases 12.5 basis points	$281
Adjustment to interest expense if rate decreases 12.5 basis points	$(281)
(i)	Represents preferred distributions relating to the $500 million of Preferred Units assuming the Preferred Units are outstanding for the full 12 months in 2006. The Preferred Units have an increasing floating distribution rate based upon LIBOR. This rate increases significantly if the Preferred Units are still outstanding after 180 days. The Company has the right to redeem the Preferred Units at any time at a redemption price equal to the aggregate liquidation preference of the Preferred Units plus any accumulated unpaid distributions, subject to a discount of up to 3%. There is no discount if the Preferred Units are redeemed after 365 days from the date of issuance. As a result, the pro forma adjustment also includes the accretion expense associated with the full amount of the $15,750 in issuance costs since the Preferred Units are assumed to be outstanding throughout 2006. However, the Company expects to evaluate alternate financing arrangements to redeem the Preferred Units prior to reaching 180 days outstanding which may include the issuance of perpetual preferred shares, borrowings under the Company’s existing revolving credit facility or the potential sale of assets to third parties or equity affiliates.
(j)	Pro forma income per common share is based upon the weighted-average number of the Company’s common shares assumed to be outstanding during 2006 and includes 17.3 million shares issued in conjunction with the merger, of which 5.7 million shares were issued to IRRETI stockholders. The 5.7 million shares equate to a 0.021569 common share of the Company per share of IRRETI common stock in satisfaction of the $1.50 per share merger consideration. The number of common shares issued was based upon a market value issuance price of $69.54 per share. Of the total 5.7 million shares issued to IRRETI stockholders, 0.3 million shares were issued out of the Company’s treasury shares. For purposes of this pro forma presentation, it is assumed that the Company had the necessary amount of shares in treasury available for re-issuance in 2006.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006 (continued)
(In thousands, except per share data)
(Unaudited)
In accordance with SFAS No. 128, “Earnings Per Share,” basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$131,090
Add: Gain on disposition of real estate (1)	75,244
Less: Preferred stock dividends	(55,169)

Basic and diluted – Income from continuing operations and applicable to common shareholders	$151,165

Number of shares:
Basic – average shares outstanding	126,268
Effect of dilutive securities:
Stock options	546
Restricted stock	65

Diluted average shares outstanding	126,879

Per share data:
Basic earnings:
Income applicable to common shareholders from continuing operations	$1.20
Diluted earnings:
Income applicable to common shareholders from continuing operations	$1.19

(1)	Amount represents actual gain on sale of assets from the Company and IRRETI for the year ended December 31, 2006.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income
and Operating Funds Available
(Unaudited)
The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2006. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2006 adjusted for the effect of (i) the issuance of $250 million of convertible notes in August 2006 and (ii) the Company’s merger with IRRETI and related financings and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.
This statement should be read in conjunction with (i) the Company’s Annual Report on Form 10-K (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2006 and (ii) the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income
and Operating Funds Available
(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
Company historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$359,838
IRRETI historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 2)	248,679
TIAA-CREF Joint Venture – historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(188,566)
Merger with IRRETI – historical earnings from continuing operations	(14,940)
Issuance of $250 million of convertible notes in August 2006	—
Estimated 2006 tax depreciation and amortization (Note 3)	(155,806)
Pro forma tax depreciation of the merger with IRRETI	(50,529)

Pro forma taxable income before dividends deduction	198,676
Estimated dividends deduction (Note 4)	(353,161)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$198,676
Add pro forma depreciation	206,335

Estimated pro forma operating funds available (Note 5)	$405,011

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income
and Operating Funds Available
(Unaudited)

Note 1 -	The historical earnings from operations represents the Company’s earnings from operations for the twelve-months ended December 31, 2006, as reflected in the Company’s historical financial statements.

Note 2 -	The Company’s merger with IRRETI represents the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2006. included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles. At December 31, 2006, the tax cost basis of assets was approximately $ 7.3 billion. The costs consist primarily of land or depreciable assets that are generally depreciated on a straight-line method over a 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (126,268,000 shares x $2.36(a) per share)	$297,992
Class F Preferred shares	12,900
Class G Preferred shares	14,400
Class H Preferred shares	15,119
Class I Preferred shares	12,750

$353,161

(a)	No pro forma adjustments have been made to the Company’s 2006 Dividends since the operating results for the Company’s merger with IRRETI in 2006 are not reflective of the future operating results.

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation
(Registrant)

Date March 6, 2007

/s/ William H. Schafer
William H. Schafer
Executive Vice President and Chief Financial Officer